UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2010
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 1070 Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On February 19, 2010, TreeHouse Foods, Inc. (the “Company”) and certain of its domestic subsidiaries (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Note Purchase Agreement”) with Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Debt Underwriters”), relating to the issuance and sale by the Company of $400 million in aggregate principal amount of 7.750% senior notes due 2018 (the “Notes”). The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement (Registration No. 333-164903) (the “Registration Statement”).
     The Note Purchase Agreement includes customary representations, warranties and covenants by the Company and the Subsidiary Guarantors. It also provides for customary indemnification by each of the Company, the Subsidiary Guarantors and the Debt Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
     Some of the Debt Underwriters or their affiliates have provided investment banking or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.
     On February 23, 2010, the Company entered into a purchase agreement (the “Equity Purchase Agreement,” and together with the Note Purchase Agreement, the “Purchase Agreements”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Equity Underwriters”), relating to the issuance and sale by the Company of 2,350,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price to the public of $43.00 per share. The Company also granted to the Equity Underwriters the right to purchase up to an additional 352,500 shares of Common Stock to cover any over-allotments, which right may be exercised at any time within 30 days after the offering. The Shares were offered and sold pursuant to the Company’s Registration Statement.
     The Equity Purchase Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Equity Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.
     Some of the Equity Underwriters or their affiliates have provided investment banking or commercial banking services to the Company or its affiliates in the past and are likely to do so in the future.
     The Company expects to use the net proceeds from the offerings of the Notes and the Shares to fund, in part, the previously announced and pending acquisition of Sturm Foods, Inc.
     The Note Purchase Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Equity Purchase Agreement is filed as Exhibit 1.2 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibit 1.1 and Exhibit 1.2.
Item 7.01. Regulation FD Disclosure
     On February 19, 2010, the Company announced that it priced the underwritten public offering of Notes. The Company’s press release announcing the pricing of the offering is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
     On February 22, 2010, the Company announced its intended underwritten public offering of Common Stock. The Company’s press release announcing the offering is attached as Exhibit 99.2 to this Current Report and is incorporated herein by reference.
     On February 24, 2010, the Company announced that it priced the underwritten public offering of Common Stock. The Company’s press release announcing the pricing of the offering is attached as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

     The information in this Item 7.01 of Form 8-K and Exhibits 99.1, 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
1.1	Note Purchase Agreement, dated February 19, 2010, among Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, the Company and the Subsidiary Guarantors named therein.

1.2	Equity Purchase Agreement, dated February 23, 2010, among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley and Co. Incorporated, as representatives of the several underwriters named therein, and the Company.

99.1	Press Release dated February 19, 2010, announcing the pricing of the Notes.

99.2	Press Release dated February 22, 2010, announcing the offering of Common Stock.

99.3	Press Release dated February 24, 2010, announcing the pricing of the Common Stock offering.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: February 24, 2010	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit
Number	Description
1.1	Note Purchase Agreement, dated February 19, 2010, among Banc of America Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, the Company and the Subsidiary Guarantors named therein.

1.2	Equity Purchase Agreement, dated February 23, 2010, among Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley and Co. Incorporated, as representatives of the several underwriters named therein, and the Company.

99.1	Press Release dated February 19, 2010, announcing the pricing of the Notes.

99.2	Press Release dated February 22, 2010, announcing the offering of Common Stock.

99.3	Press Release dated February 24, 2010, announcing the pricing of the Common Stock offering.

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